SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2001

SCICLONE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-19825 (Commission File No.)	94-3116852 (IRS Employer Identification No.)

901 Mariner’s Island Boulevard, Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 358-3456

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     SciClone Pharmaceuticals, Inc. (the “Company”) received a lump sum payment equal to $3,225,000 in full satisfaction of an outstanding promissory note (the “Note”)(the Note and Note holder were previously described in the Company’s Annual Report on Form 10-K for the year ended December 31, 1999), and all claims related to the Note were resolved in connection with such payment. Prior to this lump sum payment, the Company received $720,000 in principal and interest payments on the Note. The Note represented the balance of principal and interest on a loan to the Note holder that had been written off in a non-cash charge to earnings in the fourth quarter of 1998. The Company will recognize the amount of the Note payment as other non-operating income for the quarterly period ending September 30, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.

Date: September 21, 2001	By:	/s/ Richard A. Waldron

Richard A. Waldron Chief Financial Officer and Secretary